Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Concentra Announces Preliminary 2024 Financial Results, Agreement To Acquire Nova Medical Centers, and 2025 Financial Guidance

ADDISON, TEXAS — January 22, 2025 — Concentra Group Holdings Parent, Inc. (“Concentra,” “the Company,” “we,” “us,” or “our”) (NYSE: CON), the nation’s largest provider of occupational health services, today released preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2024. Additionally, the Company announced the signing of a definitive agreement to acquire U.S. Occmed Holdings (“Nova Medical Centers” or “Nova”), an occupational health services company based in Houston, Texas, and provided the Company’s preliminary 2025 business outlook.

“2024 was a transformative year for Concentra as we continued to focus on providing superior outcomes and exceptional experience to our patients and customers. Concentra’s IPO in 2024 was an energizing development followed by two quarters of strong financial results,” said Keith Newton, Concentra’s Chief Executive Officer. “We are excited about the planned addition of Nova’s practices and colleagues to expand access to Concentra’s occupational health services and the overall growth prospects for our business.”

“The Nova transaction will bring together two recognized leaders in providing occupational health services,” said Matt DiCanio, Concentra’s President and Chief Financial Officer. “Our complementary and combined resources will elevate industry standards of care and further enhance Concentra’s ongoing efforts to develop innovative solutions that improve clinical and cost outcomes for our customers and patients. We are pleased to share our financial outlook for 2025 with a preliminary look at our business including the addition of Nova Medical Centers.”

Fourth Quarter and Full Year 2024 Preliminary Results

For the fourth quarter 2024, Concentra expects to report:

•	Revenue of $465.0 million, an increase of 5.5% over Q4 2023

•	Net income in the range of $20.6 million to $22.6 million, compared to $28.9 million in Q4 2023

•	Adjusted EBITDA of $77.5 million, an increase of 13.6% over Q4 2023

•	Patient Visits of 2,994,988, or 46,797 Visits per Day, a decrease in Visits per Day of 2.1% from Q4 2023

•	Revenue per Visit of $145.08, an increase of 5.8% over Q4 2023

•	Capital Expenditures of $18.1 million, compared to $23.6 million in Q4 2023

•	Total occupational health centers of 552, compared to 544 at end of Q4 2023

•	Total onsite health clinics of 157, compared to 150 at end of Q4 2023

For full year 2024, Concentra expects to report:

•	Revenue of $1,900.2 million, an increase of 3.4% over FY 2023

•	Net income in the range of $169.7 million to $171.7 million, compared to $184.7 million in FY 2023

•	Adjusted EBITDA of $376.9 million, an increase of 4.3% over FY 2023

•	Cash balance of $183.3 million and net leverage ratio of approximately 3.5x

•	Patient Visits of 12,623,503, or 49,311 Visits per Day in the quarter, a decrease in Visits per Day of 2.0% from FY 2023

•	Revenue per Visit of $141.30, an increase of 4.5% over FY 2023

•	Capital Expenditures of $65.7 million, compared to $65.0 million in FY 2023

The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table I of this release.

Financial results for the fourth quarter and full year ended December 31, 2024 are preliminary, based solely upon management estimates and currently available information, without audit or consolidating adjustments. There can be no assurance that our final results for the quarter ended December 31, 2024 will be consistent with these estimates, and any difference could be material. These estimates are neither guarantees of actual performance nor guarantees of, or indicative of, future performance. You should exercise caution in relying on these estimates and you should not draw any inferences from these estimates regarding financial and/or other data not provided or available.

Nova Medical Centers Acquisition Highlights

Nova Medical Centers operates 67 centers in Texas, Georgia, Tennessee, Indiana, and Wisconsin providing workers’ compensation injury care services, physical therapy, drug and alcohol screening, and pre-employment physicals as part of their full suite of occupational health services. The acquisition of Nova Medical Centers will enable Concentra to bring its distinctive approach to occupational health services to meet the evolving workforce health needs of more employers and their employees.

Subject to the satisfaction of customary closing conditions, the transaction is expected to close in the first quarter of 2025. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on December 26, 2024, and all other material regulatory filing requirements have been satisfied.

This transaction values Nova Medical Centers at $265 million, subject to adjustment in accordance with the terms and conditions set forth in the Purchase Agreement. Concentra currently expects to finance the announced transaction using a combination of cash on hand, available borrowing capacity under its existing revolving credit facility, and new debt financing.

“This acquisition is an important achievement and marks a key milestone for Concentra,” said Matt DiCanio, Concentra’s President and Chief Financial Officer. “We are proud of our demonstrated commitment to execute our business strategy to deploy capital for investments that broaden access and services for our deep and diverse customer base and align with our strategic objectives. We continue to explore growth opportunities and maintain our focus on providing quality occupational health services.”

“Nova’s key values mirror Concentra’s,” continued Newton. “The cultural alliance between the two companies ensures Nova’s customers will continue to experience exceptional service and care delivered with a focus on quality clinical care and positive customer experiences by welcoming, respectful, and skillful colleagues. We are excited about the future.”

Concentra has long been known as the premier provider of occupational health services, currently offering its services through an extensive nationwide network of 552 occupational health centers and 157 onsite health clinics at employer worksites. With the addition of Nova Medical Centers, the Concentra organization will expand to more than 770 occupational health centers and onsite health clinics at employer worksites located in 42 states. Concentra customers will benefit as we will leverage over 80 years of combined experience, expertise, and depth of knowledge to continue to provide trusted care in support of its mission to improve the health of America’s workforce, one patient at a time.

2025 Business Outlook

Concentra’s strong business performance in 2024 positions the company well for continued growth as reflected in its 2025 financial guidance. For 2025, giving effect to the acquisition of Nova Medical Centers, Concentra expects to deliver the following results:

•	Revenue of approximately $2.1 billion

•	Adjusted EBITDA in the range of $410 million to $425 million

•	Capital expenditures in the range of $80 million to $90 million

•	Net leverage ratio of approximately 3.5x

A reconciliation of full year 2025 Adjusted EBITDA expectations to net income is presented in table II of this release.

Conference Call

Concentra will host a conference call to discuss preliminary 2024 financial results, the Nova Medical Centers transaction, and 2025 guidance and business outlook on Thursday, January 23, 2025, at 9 a.m. EST. The conference call can be accessed via the webcast link or via Concentra’s website at https://ir.concentra.com. A replay of the webcast will be available shortly after the call at the same locations.

Participants may join the audio-only version of the webcast session by calling:

Toll Free: 888-506-0062
International: 973-528-0011

Participant Access: All dial-in participants should ask to join the Concentra call.

A company presentation will be accessible on Concentra’s website at https://ir.concentra.com.

Company Overview

Concentra is the largest provider of occupational health services in the United States by number of locations, with the mission of improving the health of America’s workforce, one patient at a time. Our approximately 11,000 colleagues and affiliated physicians and clinicians support the delivery of an extensive suite of services, including occupational and consumer health services and other direct-to-employer care. We support the care of approximately 50,000 patients each day on average across 45 states at our 552 occupational health centers, 157 onsite health clinics at employer worksites, and Concentra Telemed as of December 31, 2024.

* * * * *

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Concentra’s 2024 and long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•	The frequency of work-related injuries and illnesses;

•	Adverse changes to our relationships with employer customers, third-party payors, workers’ compensation provider networks or employer services networks;

•	Changes to regulations, new interpretations of existing regulations, or violations of regulations;

•	Cost containment initiatives or state fee schedule changes undertaken by state workers’ compensation boards or commissions and other third-party payors;

•	Our ability to realize reimbursement increases at rates sufficient to keep pace with the inflation of our costs;

•	Labor shortages, increased employee turnover or costs, and union activity could significantly increase our operating costs;

•	Our ability to compete effectively with other occupational health centers, onsite health clinics at employer worksites, and healthcare providers;

•	A security breach of our, or our third-party vendors’, information technology systems which may cause a violation of HIPAA and subject us to potential legal and reputational harm;

•	Negative publicity which can result in increased governmental and regulatory scrutiny and possibly adverse regulatory changes;

•	Litigation and other legal and regulatory proceedings in the course of our business that could adversely affect our business and financial statements and the effects of claims asserted against us could subject us to substantial uninsured liabilities;

•	Acquisitions may use significant resources, may be unsuccessful, and could expose us to unforeseen liabilities;

•	Our exposure to additional risk due to our reliance on third parties in many aspects of our business;

•	Compliance with applicable laws regarding the corporate practice of medicine and therapy and fee-splitting;

•	Our facilities are subject to extensive federal and state laws and regulations relating to the privacy of individually identifiable information;

•	Compliance with applicable data interoperability and information blocking rule;

•	Facility licensure requirements in some states are costly and time-consuming, limiting or delaying our operations;

•	Our ability to adequately protect and enforce our intellectual property and other proprietary rights;

•	Adverse economic conditions in the U.S. or globally;

•	Any negative impact on the global economy and capital markets resulting from other geopolitical tensions;

•	Our ability to maintain satisfactory credit ratings;

•	Our ability to succeed as a standalone publicly traded entity and the risk of disruption or unanticipated costs in connection with the separation from Select Medical;

•	Restrictions on our business, potential tax and indemnification liabilities and substantial charges in connection with the separation, the distribution and related transactions;

•	The negative impact of public threats such as a global pandemic or widespread outbreak of an infectious disease similar to the COVID-19 pandemic;

•	The loss of key members of our management team and our ability to attract and retain talented, highly skilled employees and a diverse workforce, and the succession of our senior management; and,

•	Changes in tax laws or exposures to additional tax liabilities.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

I. 2024 Net Income to Adjusted EBITDA Reconciliation

For the Three and Twelve Months Ended December 31, 2024 and 2023

(In millions, preliminary and unaudited)

The presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of our operating segments. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America (“GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying definitions, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income to Adjusted EBITDA. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, separation transaction costs, acquisition costs, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries.

	Three Months Ended December 31,			Year Ended December 31,
	2024			2024
($ in millions, except for percentages)	Low	High	2023	Low	High	2023
Revenue	$465.0	$465.0	$440.7	$1,900.2	$1,900.2	$1,838.1

Net income attributable to the Company	$19.3	$21.3	$27.9	$164.3	$166.3	$179.9
Net income attributable to non-controlling interests	1.3	1.3	1.0	5.4	5.4	4.8
Net income	$20.6	$22.6	$28.9	$169.7	$171.7	$184.7
Income tax expense	12.0	10.0	9.9	61.6	59.6	57.9
Interest expense	26.4	26.4	0.1	47.7	47.7	0.2
Interest expense on related party debt	—	—	10.4	22.0	22.0	44.3
Equity in earnings of unconsolidated subsidiaries	—	—	—	3.7	3.7	0.5
Stock compensation expense	1.8	1.8	0.5	2.3	2.3	0.7
Depreciation and amortization	15.6	15.6	18.5	67.2	67.2	73.1
Separation transaction costs	0.1	0.1	—	1.7	1.7	—
Nova acquisition costs	0.9	0.9	—	0.9	0.9	—
Adjusted EBITDA	$77.5	$77.5	$68.3	$376.9	$376.9	$361.3
Net income margin	4.4%	4.9%	6.5%	8.9%	9.0%	10.1%
Adjusted EBITDA margin	16.7%	16.7%	15.5%	19.8%	19.8%	19.7%

Note: May not foot due to rounding

II. 2025 Net Income to Adjusted EBITDA Reconciliation

Business Outlook for the Year Ending December 31, 2025

(In millions)

The following is a reconciliation of full year 2025 Adjusted EBITDA expectations as computed at the low and high points of the range to the closest comparable GAAP financial measure, giving effect to the acquisition of Nova Medical Centers. Refer to table I for discussion of Concentra's use of Adjusted EBITDA in evaluating financial performance and for the definition of Adjusted EBITDA. Each item presented in the below table is an estimation of full year 2025 expectations.

	Range
	Low	High
($ in millions)
Net income attributable to the Company	$157	$168
Net income attributable to non-controlling interests	6	6
Net income	$163	$174
Income tax expense	54	58
Interest expense	111	111
Stock compensation expense	10	10
Depreciation and amortization	68	68
Nova acquisition costs	4	4
Adjusted EBITDA	$410	$425

Investor contact:

Bill Chapman

Vice President, Strategy & Investor Relations

972-725-6488

ir@concentra.com

Media contact:

Lynn Craig

Senior Director, Marketing

972-720-7862

mediarelations@Concentra.com

SOURCE: Concentra Group Holdings Parent, Inc.